UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2011
LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously reported, on March 9, 2011, LSI entered into an agreement with NetApp, Inc. (“NetApp”) pursuant to which we agreed to sell our external storage systems business to NetApp (the “Transaction”). On May 6, 2011, we completed the Transaction and received the proceeds of $480 million in cash before transaction fees.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 and unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2010, 2009, and 2008, in each case giving effect to the Transaction, are filed as Exhibit 99.1 to this Form 8-K and are incorporated by reference herein.
(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of LSI Corporation as of December 31, 2010; unaudited pro forma condensed consolidated statements of operations of LSI Corporation for the fiscal years ended December 31, 2010, 2009 and 2008; and notes related thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
By:	/s/ Bryon Look
Bryon Look
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: May 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of LSI Corporation as of December 31, 2010; unaudited pro forma condensed consolidated statements of operations of LSI Corporation for the fiscal years ended December 31, 2010, 2009 and 2008; and notes related thereto.